Exhibit 10.2

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of July 18, 2023, by and among Jupiter Founders LLC, a Delaware limited liability company (“Sponsor”), Jupiter Acquisition Corporation, a Delaware corporation (“SPAC”), and Filament Health Corp., a corporation organized under the Laws of British Columbia, Canada (the “Company”). Sponsor, SPAC and the Company are each referred to herein as a “Party” and, collectively, the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of SPAC Common Stock and SPAC Warrants, in each case as set forth on Exhibit A hereto (collectively, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, 1427702 B.C. Ltd., a British Columbia corporation (“TopCo”), Filament Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of TopCo (“Merger Sub”), and the Company have entered into a Business Combination Agreement (as may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (i) at the Merger Effective Time, SPAC shall merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company after the Merger and a direct, wholly-owned Subsidiary of TopCo; (ii) following the Merger and prior to the Arrangement Effective Time, TopCo shall form a new British Columbia corporation (“CanMergerCo”), which will be a direct and wholly-owned Subsidiary of TopCo; (iii) pursuant to the Plan of Arrangement, at the Arrangement Effective Time, the Company and CanMergerCo will amalgamate to form a new British Columbia corporation (“AmalCo,” and such transaction the “Amalgamation”); (iv) the Company Shareholders will exchange all of the issued and outstanding Company Shares for newly issued TopCo Common Shares and Company Earnout Shares and TopCo will exchange its single common share of CanMergerCo for a single common share of AmalCo; and (v) after giving effect to the Amalgamation, AmalCo will become a direct, wholly-owned Subsidiary of TopCo; and

WHEREAS, as an inducement to the Company to enter into the Business Combination Agreement and to consummate the Transactions, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE 1
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.01. Binding Effect of Business Combination Agreement. Sponsor hereby acknowledges that Sponsor has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with Sponsor’s tax and legal advisors. Sponsor shall be bound by and comply with Section 11.12 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in such Section) as if Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.02. New Shares. Sponsor hereby acknowledges and agrees that, in the event that after the date of this Agreement, (a) any shares of SPAC Capital Stock, SPAC Warrants or other equity securities of SPAC are issued to Sponsor pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, exchange or any similar event affecting the SPAC Capital Stock or SPAC Warrants owned by Sponsor or otherwise, (b) Sponsor purchases or otherwise acquires beneficial ownership of any shares of SPAC Capital Stock, SPAC Warrants or other equity securities of SPAC or (c) Sponsor acquires the right to vote or share in the voting of any shares of SPAC Capital Stock or other equity securities of SPAC after the date of this Agreement (such shares of SPAC Capital Stock, SPAC Warrants or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by Sponsor as of the date hereof.

Section 1.03. Closing Date Deliverables. Sponsor agrees that, on the Closing Date, Sponsor shall deliver to TopCo, SPAC and the Company a duly executed copy of the (i) Lock-Up Agreement and (ii) Registration Rights Agreement.

Section 1.04. Sponsor Agreements.

(a) Sponsor hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought, Sponsor shall (i) appear at each such meeting (whether annual or special and whether or not an adjourned or postponed meeting) or otherwise cause all of its shares of SPAC Common Stock to be counted as present thereat for purposes of calculating a quorum, and (ii) vote (or cause to be voted), execute and deliver a written consent or resolutions of the shareholders of SPAC (or cause a written consent or resolutions to be executed and delivered) or execute voting cards, powers of attorney or similar rights to vote:

(i) in favor of the Business Combination Agreement, including any Ancillary Agreements requiring shareholder approval, the forms of which are attached as an exhibit to the Business Combination Agreement on the date of execution thereof, and each Transaction Proposal and each other proposal related to the Transactions included on the agenda for the special meeting of stockholders relating to the Transactions;

(ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals);

(iii) against any business combination agreement (other than the Business Combination Agreement) or merger, consolidation, combination, sale of substantial assets, amalgamation, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (in each case, other than in connection with the Transactions or pursuant to the Business Combination Agreement or the Ancillary Agreements);

(iv) against any change in the business or management of SPAC or the SPAC Board (in each case, other than in connection with the Transactions or pursuant to the Business Combination Agreement or the Ancillary Agreements) (A) that could reasonably be expected to impede, interfere with, postpone, delay or impair the ability of SPAC to consummate any of the Transactions, or (B) which are in competition with or materially inconsistent with the consummation of the Business Combination Agreement, the Ancillary Agreements or the Transactions; and

(v) such other matters as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger;

(vi) the adjournment of any such meeting of the shareholders or any class or series thereof, if necessary or desirable in the reasonable determination of the Company and the SPAC;

(vii) against any proposal, action, transaction or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, (C) result in any of the conditions set forth in Article IX (Conditions to Obligations) of the Business Combination Agreement not being fulfilled, (D) reasonably be expected to result in the failure of the Transactions to be consummated, (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC; or (F) any and all other proposals that could reasonably be expected to materially delay or impair the ability of the SPAC or the Company to consummate the Merger, the Business Combination Agreement or any of the Transactions or which are in competition with or materially inconsistent with the Business Combination Agreement or any other action or proposal involving the SPAC or the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated under the Business Combination Agreement or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled.

Sponsor hereby agrees that Sponsor shall not commit or agree to take any action inconsistent with the foregoing.

(b) Except as set forth herein, Sponsor hereby covenants and agrees to comply with, and fully perform Sponsor’s obligations, covenants and agreements set forth in that certain letter agreement, dated August 12, 2021, among SPAC, Sponsor and the other parties named therein (the “Insider Letter”).

(c) Sponsor hereby covenants and agrees that Sponsor will not (i) redeem any Subject Securities in connection with the Transactions or exercise any right to redeem any Subject Securities for a pro rata portion of the Trust Account or (ii) otherwise tender or submit any of its Subject Securities for redemption. This Section 1.04(c) shall automatically terminate and be void and of no force and effect if the Business Combination Agreement is terminated in accordance with its terms or the Closing does not occur for any reason.

(d) Sponsor hereby covenants and agrees that, if mutually agreed to by the Company and SPAC, provided that the Closing has not occurred and the Business Combination Agreement has not otherwise been terminated in accordance with its terms, Sponsor shall take such actions as may be necessary to effect a SPAC Extension, including payment of SPAC Extension Expenses and obtaining the necessary approval from the SPAC Stockholders, if and to the extent necessary to consummate the Transactions.

(e) Sponsor hereby covenants and agrees that Sponsor shall not, except as contemplated by the Business Combination Agreement or the Ancillary Agreements, request that the SPAC add to the agenda of any general meeting of the shareholders relating to the approval of the Merger, the Business Combination Agreement or any of the Transactions contemplated under the Business Combination Agreement, any proposal which contradicts or is otherwise inconsistent with the Merger, the Business Combination Agreement or any of the transactions contemplated under the Business Combination Agreement or which is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated under the Business Combination Agreement or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled.

(f) Sponsor hereby acknowledges and agrees that the obligations of Sponsor specified in this Section 1.04 shall apply whether or not the Transactions or any action described above is recommended by the SPAC Board and whether or not the SPAC Board or other governing body or any committee, subcommittee or subgroup thereof changes, withdraws, withholds, qualifies or modifies, or publicly proposes to change, withdraw, withhold, qualify or modify, the SPAC board of directors’ recommendation to its stockholders.

Section 1.05. Further Assurances. Sponsor hereby covenants and agrees to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth therein and herein.

Section 1.06. No Inconsistent Agreement. Sponsor hereby represents and covenants that Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

Section 1.07. Insider Letter. Neither Sponsor nor SPAC shall amend, terminate or otherwise modify the Insider Letter without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed so long as such modification or amendment is in connection with and in furtherance of the Transactions contemplated by the Business Combination Agreement or an Ancillary Agreement).

Section 1.08. No Transfer.

(a) Sponsor hereby represents and covenants that, during the period commencing on the date hereof and ending on the earliest of (i) the Merger Effective Time, (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 (Termination) thereof, and (iii) the liquidation of SPAC, Sponsor shall not, without the prior written consent of the Company, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any SPAC Capital Stock, SPAC Warrants or other equity interests of SPAC owned by Sponsor, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any SPAC Capital Stock, SPAC Warrants or other equity interests of SPAC owned by Sponsor, or (C) take any action in furtherance of or announce any intention to, in each case, effect any transaction specified in clause (A) or (B) (each of clause (A), (B) and (C), a “Transfer”). Sponsor hereby covenants and agrees not to, directly or indirectly, deposit any of the Subject Securities in a voting trust, enter into a voting trust or subject any of the Subject Securities to any arrangement with respect to the voting of such Subject Securities other than this Agreement.

(b) Notwithstanding the foregoing, nothing herein shall prohibit a Transfer (i) in the case of an individual, (A) by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such Person, or to a charitable organization, (B) by virtue of laws of descent and distribution upon death of the individual, (C) pursuant to a qualified domestic relations order, (ii) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, or (iii) in the case of an entity, to an Affiliate of such Person; provided, that any such Transfer shall be permitted only if, as a precondition to such Transfer, such permitted transferee agrees in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the transferor under, and be bound by all of the terms of, this Agreement. Any Transfer in violation of this Section 1.08 shall be null and void ab initio.

Section 1.09. No Solicitation. Sponsor hereby covenants and agrees that, during the period commencing on the date hereof and ending upon the termination of this Agreement in accordance with Section 3.01, Sponsor shall not, and shall cause Sponsor’s Representatives not to, (a) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning the SPAC or their respective Subsidiaries, to any Person relating to a Business Combination Proposal, (b) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal , (c) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover Laws of any state relating to a Business Combination Proposal or (d) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make a Business Combination Proposal . Sponsor hereby covenants and agrees that Sponsor shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Business Combination Proposal. Sponsor shall promptly (and in any event within two (2) Business Days) notify, in writing, the Company of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, a Business Combination Proposal, which notice shall include a summary of the material terms of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request). Sponsor shall promptly (and in any event within twenty-four (24) hours) keep the Company reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or a Business Combination Proposal, including any material changes thereto. Without limiting the foregoing, the Parties agree that any violation of the restrictions set forth in this Section 1.09 by a Party or its Affiliates or Representatives shall be deemed to be a breach of this Section 1.09 by such Party.

Section 1.10. Working Capital Loans. As contemplated by the SPAC Warrant Agreement and the prospectus filed in connection with SPAC’s initial public offering, Sponsor may make working capital loans to SPAC (the “Working Capital Loan”), of which up to $1,500,000 (the “Conversion Cap”) shall be convertible, at the option of Sponsor in its sole discretion, into a number of SPAC Units at a price of $10.00 per SPAC Unit. Sponsor hereby covenants and agrees to convert at Closing the amount of the outstanding Working Capital Loan by which such amount exceeds $500,000 into TopCo Common Shares or SPAC Common Stock, as applicable, on the same terms and price as offered to the PIPE Investors.

Section 1.11. Termination of Original RRA. The Registration Rights Agreement, when executed, shall supersede the Original RRA (as defined in the Registration Rights Agreement), which shall be of no further force or effect upon (but subject to the consummation of) the Closing.

Section 1.12. Deferment of Founder Shares. Sponsor agrees to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to effect Section 2.7 of the Business Combination Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of Sponsor. Sponsor represents and warrants as of the date hereof to SPAC and the Company as follows:

(a) Organization; Due Authorization. Sponsor is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement, including its obligations hereunder, and the consummation of the transactions contemplated hereby are within Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of Sponsor. This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Sponsor.

(b) Ownership. Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of Sponsor’s Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than, in each case, Liens pursuant to (i) this Agreement, (ii) the Governing Documents of SPAC, (iii) the Business Combination Agreement, (iv) the Insider Letter or (v) any applicable securities Laws. Sponsor’s Subject Securities are the only equity securities in SPAC owned of record or beneficially by Sponsor on the date of this Agreement, and none of Sponsor’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Insider Letter. Other than as set forth on Exhibit A, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c) No Conflicts. The execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or the Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

(d) Litigation. There are no Actions pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of Sponsor’s obligations under this Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person (except as described in Section 4.10 (Brokers or Finders) of the SPAC Disclosure Schedules), is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby or by the Business Combination Agreement based upon arrangements made by Sponsor, for which SPAC or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule I attached hereto, neither Sponsor nor any of Sponsor’s Affiliates or, to the knowledge of Sponsor, any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater, is party to, or has any rights with respect to or arising from, any Contract with SPAC or its Subsidiaries.

(g) Acknowledgment. Sponsor understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of Sponsor contained herein.

ARTICLE 3
MISCELLANEOUS

Section 3.01. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 (Termination) thereof, (c) the liquidation of SPAC, and (d) the written agreement of Sponsor, SPAC, and the Company. Upon such termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no Person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Party from liability arising in respect of any breach of this Agreement prior to such termination; provided, further, however, that this Article 3 shall survive the termination of this Agreement.

Section 3.02. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 3.03. Jurisdiction; Waiver of Jury Trial.

(a) All legal Actions, claims, demands, actions or causes of action arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery; provided, that if jurisdiction is not then available in the Delaware Court of Chancery, then any such legal Actions, claims, demands, actions or causes of action may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the Parties (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action, claim, demand, action or cause of action arising out of or relating to this Agreement or any of the transactions contemplated hereby brought by any Party, and (ii) agrees not to commence any Action, claim, demand, action or cause of action relating thereto except in the courts described above in Delaware, other than Actions, claims, demands, actions or causes of action in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action claim, demand, action or cause of action against such Party (A) arising under this Agreement, or (B) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or thereby, (1) any claim that such Party is not personally subject to the jurisdiction of the courts in Delaware as described in this Section 3.03(a) for any reason, (2) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (3) that (x) the Action, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Action, claim, demand, action or cause of action against such Party is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 3.09 shall be effective service of process for any such Action, claim, demand, action or cause of action.

Section 3.04. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.04.

Section 3.05. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of Law), in whole or in part, without the prior written consent of the Parties. Any such assignment without such consent shall be null and void.

Section 3.06. Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon the Parties, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that immediate and irreparable harm or damage may occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which any Party is entitled to at Law or in equity, the Parties shall be entitled to equitable remedies against another Party for its breach or threatened breach of this Agreement, including seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such Party is entitled at Law or in equity, in each case, (a) without necessity of posting a bond or other form of security, and (b) without proving the inadequacy of monetary damages or another remedy at Law. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement (including to prevent breaches or threatened breaches of this Agreement), no Party shall allege, and each Party hereby waives all defenses and objections to such Action on the grounds that (i) monetary damages would be adequate or there is another adequate remedy at Law, or (ii) the Party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of monetary damages or another remedy at Law.

Section 3.07. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, in whole or in part, except upon the execution and delivery of a written agreement duly executed by SPAC, the Company and Sponsor. Any purported amendment by any Party or Parties effected in a manner that does not comply with this Section 3.07 shall be null and void, ab initio.

Section 3.08. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 3.09. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States and/or Canada Post mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other internationally recognized overnight delivery service, or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to SPAC:

Jupiter Acquisition Corporation

11450 SE Dixie Highway, Suite 105

Hobe Sound, Florida 33455

Attention:	James N. Hauslein
Email:	jim@hauslein.com

with a copy to (which will not constitute notice):

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attention:	Michael Helsel
Brian Wheaton
Email:	helselm@gtlaw.com
wheatonb@gtlaw.com

And to:

Harper Grey LLP
3200 – 650 West Georgia St.
Vancouver, British Columbia V6B 4P7
Attention:	Prentice Durbin
Jeff Sheremeta
Email:	pdurbin@harpergrey.com
jsheremeta@harpergrey.com

If to the Company:

Filament Health Corp.
210-4475 Wayburne Drive

Burnaby, British Columbia, Canada V5G 4X4

Attention:	Ben Lightburn
E-mail:	ben@filament.health

with a copy to (which will not constitute notice):

Attention:	Warren Duncan
E-mail:	warren@filament.health

And to:

Fasken Martineau DuMoulin LLP

2900 – 550 Burrard Steet

Vancouver, British Columbia, Canada V6C 0A3

Attention:	Mike Stephens
Shanlee von Vegesack
Email:	mstephens@fasken.com
svegesack@fasken.com

And to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl.

New York, NY 10105

Attention:	Barry I. Grossman, Esq.
Email:	bigrossman@egsllp.com

If to Sponsor:

Jupiter Founders LLC

11450 SE Dixie Highway, Suite 105

Hobe Sound, Florida 33455

Attention:	James N. Hauslein
Email:	jim@hauslein.com

with a copy to (which will not constitute notice):

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attention:	Michael Helsel
Brian Wheaton
Email:	helselm@gtlaw.com
wheatonb@gtlaw.com

Section 3.10. Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 3.11. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.12. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

Section 3.13. Miscellaneous. Section 1.3 (Construction) and Section 11.1 (Trust Account Waiver) of the Business Combination Agreement are hereby incorporated into this Agreement (including any relevant definitions contained in such Section), mutatis mutandis.

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IN WITNESS WHEREOF, Sponsor, SPAC and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

JUPITER FOUNDERS LLC

By:	/s/ James N. Hauslein
	Name:	James N. Hauslein
	Title:	Manager

SPAC:

JUPITER ACQUISITION CORPORATION

By:	/s/ James N. Hauslein
	Name:	James N. Hauslein
	Title:	Chairman & Chief Executive Officer

COMPANY:

FILAMENT HEALTH CORP.

By:	/s/ Benjamin Lightburn
	Name:	Benjamin Lightburn
	Title:	Chief Executive Officer

Exhibit A

Subject Securities

Name	Number of Shares of SPAC Common Stock	Number of SPAC Warrants
Jupiter Founders LLC	4,111,416	216,287